Exhibit 10.1
EIGHTH AMENDMENT
TO
LOAN AGREEMENT

    This Eighth Amendment to Loan Agreement is entered into as of December 10, 2009 (the “Amendment”), by and between AGILITY CAPITAL, LLC (“Agility”) and PEPPERBALL TECHNOLOGIES-CA, INC., a Delaware corporation formerly known as Pepperball Technologies, Inc. (“Borrower”).

RECITALS

    Borrower and Agility are parties to that certain Loan Agreement dated as of November 18, 2005, as amended on April 12, 2006, September 8, 2006, April 20, 2007, October 19, 2007, April 25, 2008, November 26, 2008, and December 12, 2008 and as may be further amended from time to time (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

    Now, Therefore, the parties agree as follows:

1.	Section 1(a) (Advances) of this Agreement to read as follows:

(a) Borrower may request one or more advances (each, an “Advance” and collectively, the “Advances”) on a non-revolving basis, up to the following maximum outstanding amounts:

(i)
Upon execution of this Agreement, Advances of up to $160,000, less expenses associated with the documentation of this Agreement (approximately $5,000) and $5,000 for the Loan Modification Fee to increase the total outstandings to $250,000;

(ii)
Upon receipt by Borrower of a minimum of $500,000, an additional $250,000 shall be available to be drawn, bringing the entire Loan Amount to $500,000.  No Advances shall be available after May 10, 2010.

2.	Section 1(b) (Interest) of the Agreement to read as follows:

The Credit Facility shall be interest-only through January 31, 2010, amortizing thereafter at $20,000 per month (in addition to the monthly interest payments) for the first month, then $40,000 per month thereafter through Maturity (See Amortization and Fee Payment Schedule below).

3 .	Section 1(c) (Fees) of the Agreement to read as follows:

Borrower shall pay Agility a Facility Origination Fee of $12,500 ($5,000 due payable on the date of this Agreement which shall be net-funded from initial Advance, the balance due payable under the Amortization and Fee Payment Schedule below), plus a monthly Loan Management Fee of $850 per month, payable on the first day of each month while any Advances are outstanding.

Borrower shall pay the earned Loan Fee ($50,000) associated with the Seventh Loan Modification consistent with the Amortization and Fee Payment Schedule below.

4.	Section 1(d) (Warrants) of the Agreement to read as follows:

Borrower is concurrently issuing to Agility a Warrant to Purchase Stock on the terms and conditions set forth therein (the “Warrant”), dated December __, 2009.

5.	Section 1(e) (Maturity Date) of the Agreement to read as follows:

All amounts outstanding hereunder are due and payable on December 10, 2010.

6.	Section 4(f) (Amortization & Fee Payment Schedule) of the Agreement to be added and to read as follows:

The amortization and fees associated with this Credit Facility shall be made as follows (all dates below are 2010 calendar dates).  The Amortization Percentage (below) is defined as the amount due payable monthly as a percent of all combined Advances as of the date due:

Month	Amortization Percentage	8th Loan Mod Fee	7th Loan Mod Fee
February	4%	$7,500
March	8%		$10,000
April	8%		$10,000
May	8%		$10,000
June	8%		$10,000
July	8%		$10,000
August	8%
September	8%
October	8%
November	8%

7.	Section 4(g) (Covenants) of the Agreement to be added and to read as follows:

Borrower shall receive a minimum of $500,000 in equity or subordinated debt by April 30, 2010.

8.	Section 4(h) (Covenants) of the Agreement to be added and to read as follows:

Borrower shall cause all depository and operational bank accounts to be transferred to Silicon Valley Bank and initiate an account control agreement on all accounts prior to March 31, 2010.

9.	Section 6(e) (Loan Default) of the Agreement to be added and to read as follows:

Upon the occurrence of an Event of Default under the loan agreement, Lender may acquire an additional 50,000 warrant shares of Borrower for the first 30 day period the Default remains uncured and an additional 75,000 warrant shares equal of Borrower for each subsequent 30 day period the Default remains uncured.  Additionally, in the event of a default, the interest rate will increase to 18% until the default is cured, and a default fee of $10,000 will be charged.

10.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agility under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

11.
Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

12.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

13.	As a condition to the effectiveness of this Amendment, Agility shall have received, in form and substance satisfactory to Agility, the following:

i)	this Amendment, duly executed by Borrower;

ii)	a Warrant to Purchase Stock in substantially the form attached in addition to the Warrants to Purchase Stock dated December 12, 2008;

iii)	Corporate Resolutions to Borrow;

iv)	a Guaranty (Pepperball Technologies, Inc., a Colorado corporation, Vizer Group, Inc., and Veritas Tactical, Inc.);

v)	a Personal Guaranty for the entire loan amount executed by John Stiska, Chief Executive Officer of Borrower;

vi)
    payment of a loan modification fee of $12,500, $5,000 of which due and payable on execution of this agreement, the balance due payable consistent with the Amortization and Fee Payment Schedule, indicated above; and

vii)	such other documents, and completion of such other matters, as Agility may reasonably deem necessary or appropriate.

In Witness Whereof, the undersigned have executed this Amendment as of the first date above written.

PEPPERBALL TECHNOLOGIES-CA, INC.

By:	/s/ Christin Lewis
Title: Asst Secretary

AGILITY CAPITAL, LLC

By:	/s/ Jeffrey Carmody
Title: C.O.O.

CORPORATE RESOLUTIONS TO BORROW

Borrower: Pepperball Technologies-CA, Inc.

I, the undersigned Secretary or Assistant Secretary of Pepperball Technologies-CA, Inc. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that by unanimous written consent of the Directors of the Corporation, (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

“BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

Names	Position	Actual Signatures

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money.  To borrow from time to time from Agility Capital, LLC (“Agility”), on such terms as may be agreed upon between the officers, employees, or agents and Agility, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Loan Agreement dated as of November 18, 2005, as amended from time to time, including by that certain Seventh Amendment to Loan Agreement dated as of December 12, 2008 (collectively, the “Agreement”).

Execute Agreement.  To execute and deliver the Agreement to Agility, and also one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

Grant Security.  To grant a security interest to Agility in the Collateral described in the Agreement, which security interest shall secure all of the Corporation’s obligations, as described in the Agreement.

Issue Warrants.  To issue warrants to purchase stock of the Corporation to Agility of the type, and in the number specified in the Warrant to Purchase Stock.

Further Acts.  To do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Agility may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Agility.  Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand as of December 10, 2009 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

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